ITEM 2.  ORGANIZATIONAL CHART



The following sets forth organizational chart information for ACCEL as of January 1, 1996:


      (1) ACCEL International Corporation, a Delaware domiciled insurance holding company

      (2)   Acceleration   Life   Insurance   Company,   an   Ohio
            domiciled,  legal  reserve   life  insurance   company
            (Directors qualifying shares outstanding)

      (3) Acceleration National Service Corporation, an Ohio corporation

      (4)   Acceleration  National  Insurance  Company,   an  Ohio
            domiciled,   stock   property  and   casualty  company
            formerly known as ACC Insurance Company

      (5)   Acceleration   Insurance   Agency,   Inc.,   an   Ohio
            corporation

      (6)   Acceleration  Insurance Agency  of  Indiana, Inc.,  an
            Indiana corporation

      (7) Dublin International Limited, an Exempted Turks and Caicos domiciled company

      (8) Acceleration Insurance Agency of Pennsylvania, Inc., a Pennsylvania corporation

      (9) Randjill Group Limited, a New York insurance holding company

      (10) Acceleration Life Insurance Agency, Inc., an Ohio domiciled corporation


All corporations are wholly owned by the companies indicated on the following chart except as noted.


                     (Report continued on following page)







                                                                       ITEM 21
                                                                       Page 91

ORGANIZATIONAL CHART



                 CHASE INSURANCE HOLDINGS CORPORATION (38.9%)

            10    Acceleration Life Insurance Agency, Inc.  (100%)
                  "ALIA"



            9     Randjill Group Limited  (100%)
                  "RANDJILL"



            8     Acceleration Insurance Agency of Pennsylvania, Inc.  (100%)
                  "AIA-PA"



            7     Dublin International Limited  (100%)
                  "DIL"



            6     Acceleration Insurance Agency of Indiana, Inc.  (100%)
                  "AIA-IN"



            5     Acceleration Insurance Agency, Inc.  (100%)
                  "AIA"



            4     Acceleration National Insurance Company  (100%)
                  "ANIC"



            3     Acceleration National Service Corporation  (100%)
                  "ANSC"



            2     Acceleration Life Insurance Company  (100%)
                  "ALIC"



            1     ACCEL International Corporation
                                                                       ITEM 21
                                                                       Page 92